SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2008

BRIDGELINE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Sixth Road
Woburn, MA 01801
(Address of principal executive offices, including zip code)

 (781) 376-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.   Entry into a Material Definitive Agreement.

On December 29, 2008, Bridgeline Software, Inc. entered into a First Loan Modification Agreement modifying an existing credit facility with Silicon Valley Bank. The First Loan Modification Agreement increased the revolving line of credit under the existing credit facility from $1,250,000 to $3,000,000 and extended the term of the credit facility to December 28, 2009.

The credit facility is secured by all assets of Bridgeline Software.

Copies of the First Loan Modification Agreement and related documents are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.  The foregoing description of the exhibits does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which is incorporated herein by reference to the exhibits attached.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	First Loan Modification Agreement dated as of December 29, 2008, between Bridgeline Software, Inc. and Silicon Valley Bank.
10.2	Intellectual Property Security Agreement dated as of December 29, 2008, between Bridgeline Software, Inc. and Silicon Valley Bank.
10.3	Loan and Security Agreement dated as of September 29, 2008, between Bridgeline Software, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE SOFTWARE, INC.
(Registrant)

By:	/s/ Gary M. Cebula
Gary M. Cebula
Treasurer and Chief Financial Officer

Date:       December 31, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	First Loan Modification Agreement dated as of December 29, 2008, between Bridgeline Software, Inc. and Silicon Valley Bank.

10.2	Intellectual Property Security Agreement dated as of December 29, 2008, between Bridgeline Software, Inc. and Silicon Valley Bank.

10.3	Loan and Security Agreement dated as of September 29, 2008, between Bridgeline Software, Inc. and Silicon Valley Bank.